SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) June 17, 2004
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        7405 Irvington Road, Omaha, NE 68122
                        ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


















ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 17, 2004, a newly formed subsidiary of AMCON Distributing Company (AMCON or the Company), TSL Acquisition Corp. (which subsequently changed its name to Trinity Springs, Inc.) acquired the tradename, water rights, customer list and substantially all of the operating assets of Trinity Springs, Ltd., which subsequently changed its name to Crystal Paradise Holdings, Inc. (the Seller). The Seller, headquartered in Sun Valley/Ketchum, Idaho, once bottled and sold a geothermal bottled water and a natural mineral supplement.

The purchase price was paid through a combination of $2.1 million in cash, $3.3 million in notes which were issued by Trinity Springs, Inc. and guaranteed by AMCON; the assumption of approximately $0.2 million of liabilities and the issuance of common stock representing 15% ownership Trinity Springs, Inc. The Trinity Springs, Inc. stock is convertible into 16,666 shares of AMCON common stock at the option of the Seller which had a fair value of $0.4 million. Included in the $2.1 million paid in cash are transaction costs totaling approximately $0.7 million that were incurred to complete the acquisition and consist primarily of fees and expenses for attorneys and investment bankers. In addition, Trinity Springs, Inc. will pay an annual water royalty to the Seller in perpetuity in an amount equal to the greater of $0.03 per liter of water extracted from the source or 4% of water revenues (as defined by the purchase agreement) which is guaranteed by AMCON up to a maximum of $5 million, subject to a floor of $206,400 for the first year and $288,000 annually thereafter.

The promissory notes referred to above and the water royalty are secured by a first priority security and mortgage on the acquired assets, other than inventory and accounts receivable. The Seller retains the right to receive any water royalty payment for the first five years in shares of AMCON common stock up to a maximum of 41,666 shares. The water royalty can be cancelled after ten years have elapsed following the closing of the sale of assets of Trinity Springs, Inc., if the business of Trinity Springs, Inc. is sold to an unaffiliated third party, in which case the Seller would be entitled to receive the appraised fair market value of the water royalty but not less than $5 million. The Company's Chairman has in turn guaranteed AMCON for these payments as well as the promissory notes referred to above. In order to facilitate the transaction, AMCON completed a $2.5 million private placement of Series A Convertible Preferred Stock representing 100,000 shares at $25 per share.














                                     1


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The accompanying unaudited condensed consolidated financial statements include the accounts of Trinity Springs, Ltd. as of March 26, 2004 and September 26, 2003. All significant intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the financial information included therein, such adjustments consisting of normal recurring items. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2003 and 2002. Results for the interim period are not necessarily indicative of results to be expected for the entire year.


                                        TRINITY SPRINGS, LTD
                                     CONDENDSED BALANCE SHEETS
                                March 26, 2004 and September 26, 2003
                                           (Unaudited)
----------------------------------------------------------------------------------------
                                                          March 26,        September 26,
                                                            2004               2003
                                                         ------------     --------------


            ASSETS
Current assets:
 Cash                                                     $    69,472     $     397,409
 Accounts receivable                                          396,183           326,170
 Inventories                                                  333,618           320,486
 Other                                                              -            78,786
                                                          -----------       -----------
     Total current assets                                     799,273         1,122,851

Fixed assets, net                                           2,904,310         3,017,427
Other assets                                                   90,434           210,759
                                                          -----------       -----------

                                                          $ 3,794,017     $   4,351,037
                                                          ===========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                                         $   308,111     $     370,343
 Interest payable                                               8,173           376,431
 Accrued expenses                                              81,024           102,925
 Current portion of
   long-term debt                                             893,947         3,270,836
 Other current liabilities                                     49,760            51,227
                                                          -----------       -----------
     Total current liabilities                              1,341,015         4,171,762
                                                          -----------       -----------

Long-term debt, less
  current portion                                              98,408           947,340

Shareholders' equity:
 Common stock                                                  26,186            30,877
 Preferred stock                                               12,864               444
 Additional paid-in capital                                22,326,411        17,681,566
 Retained earnings (deficit)                              (20,010,867)      (18,480,952)
                                                          -----------       -----------
Total shareholders' equity                                  2,354,594          (768,065)
                                                          -----------       -----------

                                                          $ 3,794,017       $ 4,351,037
                                                          ===========       ===========
                                   2



                                        TRINITY SPRINGS, LTD
                                   Condensed Statements of Operations
                       for the six months ended March 26, 2004 and March 28, 2003
                                            (Unaudited)

---------------------------------------------------------------------------------------

                                                             2004              2003
                                                        ------------      -------------
Sales                                                   $  1,501,262       $  1,530,819

Cost of sales                                              1,152,155          1,216,320
                                                        ------------       ------------
     Gross profit                                            349,107            314,499

Selling, general and administrative
 expenses                                                  1,475,158          1,691,990

Depreciation and amortization                                223,889            218,500
                                                        ------------       ------------
     Income (loss) from operations                        (1,349,940)        (1,595,991)
                                                        ------------       ------------

 Interest expense                                            179,975            137,689
                                                        ------------       ------------

 Net income (loss)                                      $ (1,529,915)      $ (1,733,680)
                                                        ============       ============


                               TRINITY SPRINGS, LTD
                             Statements of Cash Flows
                 for the six month periods ended March 2004 and 2003
                                    (Unaudited)
---------------------------------------------------------------------------------
                                                         2004            2003
                                                     ------------    ------------
Net cash flows from operating activities             $ (1,317,649)   $ (1,100,538)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                (24,264)       (276,251)
  Increase in other assets                                (14,252)              -
  Proceeds from sale of fixed assets                            -               -
                                                     ------------    ------------
  Net cash used by investing activities                   (38,516)       (276,251)
                                                     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                        -               -
  Proceeds from issuance of preferred stock             1,104,051               -
  Principal payments on long-term debt and
    lease obligations                                     (75,823)        (93,837)
  Proceeds from other borrowings                                -         450,000
                                                     ------------    ------------
  Net cash provided by financing activities             1,028,228         356,163
                                                     ------------    ------------

Net increase (decrease) in cash                          (327,937)     (1,020,626)
Cash, beginning of year                                   397,409       1,235,761
                                                     ------------    ------------

Cash, end of year                                    $     69,472    $    215,135
                                                     ============    ============

SUPPLEMENTAL INFORMATION:

   Noncash investing and financing transactions:
       Conversion of debt and accrued interest
          to preferred stock                         $  3,626,992    $          -
       Conversion of common stock to preferred stock $    470,000    $          -
       Accrued expenses offset by reduction in
          note receivable                            $     75,000    $          -







                         Financial Statements
                         TRINITY SPRINGS, LTD
                      December 31, 2003 and 2002

TABLE OF CONTENTS
                                                            Page No.

INDEPENDENT AUDITORS REPORT                                     6

FINANCIAL STATEMENTS

Balance Sheets                                                  7

Statements of Operations                                        8

Statements of Stockholders Deficit                              9

Statements of Cash Flows                                       10

Notes to Financial Statements                                  11

                       INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Trinity Springs, LTD
Ketchum, Idaho

We have audited the accompanying balance sheets of Trinity Springs, Ltd. (a corporation) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trinity Springs, Ltd. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

BALUKOFF LINDSTROM & CO., P.A.
Boise, Idaho
July 28, 2004

                                 TRINITY SPRINGS, LTD
                                    BALANCE SHEETS
                              December 31, 2003 and 2002
----------------------------------------------------------------------------------------
                                                            2003               2002
                                                         ------------     --------------
                  ASSETS
Current assets:
  Cash                                                  $     136,159     $      671,748
  Accounts receivable, net of allowance for
    doubtful accounts of $72,862 and $0 in 2003
    and 2002, respectively                                    215,815            248,830
  Inventories                                                 298,770            288,472
  Prepaid expenses                                             22,800             51,570
                                                        -------------      -------------
          Total current assets                                673,544          1,260,620

Property, plant and equipment:
  Land and land improvements                                  458,209            458,209
  Buildings                                                 1,922,029          1,852,390
  Leasehold improvements                                            -             87,827
  Furniture and equipment                                   2,556,149          2,546,010
                                                        -------------      -------------
                                                            4,936,387          4,944,436
  Accumulated depreciation and amortization                (1,945,983)        (1,702,739)
                                                        -------------      -------------
                                                            2,990,404          3,241,697
Other assets:
  Loans to stockholders                                             -             75,000
  Deposits                                                     20,501             25,469
  Other assets, net of amortization                            60,783            121,247
                                                        -------------      -------------
                                                        $   3,745,232      $   4,724,033
                                                        =============      =============
       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                      $     225,383      $     474,402
  Interest payable                                            266,687            230,493
  Accrued expenses                                            147,886            290,234
  Notes payable, current portion                            3,407,607          2,588,943
                                                        -------------      -------------
          Total current liabilities                         4,047,563          3,584,072
                                                        -------------      -------------

Long-term debt                                                140,735          1,610,801

Stockholders' deficit:
  Preferred Series A Stock, $0.01 par value,
     15,000,000 authorized, 531,473 issued and outstanding
     liquidation preference as disclosed in Note G              5,315                  -
  Common Stock, $0.01 par value, 30,000,000
     shares authorized, 2,618,523 and 2,437,723 shares
     and outstanding in 2003 and 2002, respectively            26,185             24,377
  Additional paid-in capital                               18,936,618         16,188,512
  Accumulated deficit                                     (19,411,184)       (16,683,729)
                                                        -------------      -------------
                                                             (443,066)          (470,840)
                                                        -------------      -------------
                                                        $   3,745,232      $   4,724,033
                                                        =============      =============

See accompanying notes

                                       TRINITY SPRINGS, LTD
                                     STATEMENTS OF OPERATIONS
                               Years ended December 31, 2003 and 2002
---------------------------------------------------------------------------------------------------------


                                                                        2003            2002
                                                                   -------------   -------------
Sales                                                              $   3,332,340   $   3,023,107

Cost of sales                                                          2,479,639       2,410,024
                                                                   -------------   -------------
     Gross profit                                                        852,701         613,083
                                                                   -------------   -------------

Operating expenses:
Depreciation and amortization                                            420,065         420,476
Selling, general and administrative
  expenses                                                             2,799,209       2,869,814
                                                                   -------------   -------------
                                                                       3,219,274       3,290,290
                                                                   -------------   -------------

     Loss from operations                                             (2,366,573)     (2,677,207)
                                                                   -------------   -------------
Other expense:
  Interest expense                                                       360,882         209,511
                                                                   -------------   -------------
     Net loss                                                      $  (2,727,455) $   (2,886,718)
                                                                   =============   =============



See accompanying notes

TRINITY SPRINGS, LTD
STATEMENTS OF STOCKHOLDERS' DEFICIT
Years ended December 31, 2003 and 2002

----------------------------------------------------------------------------------------------------------

                               Common Stock      Preferred Stock   Additional
                              --------------     ---------------    Paid in      Accumulated
                              Shares  Amount      Shares  Amount    Capital        Deficit       Total
----------------------------------------------------------------------------------------------------------
BALANCE, December 31, 2001  2,431,556 $ 24,316         -  $    -  $ 16,096,069  $(13,797,011)  $2,323,374

Net loss                            -        -         -       -             -    (2,886,718)  (2,886,718)

Issuance of common stock        6,167       61         -       -        92,443             -       92,504

                            --------- --------   -------  -------  -----------  ------------   ----------
BALANCE, December 31, 2002  2,437,723   24,377         -       -    16,188,512   (16,683,729)    (470,840)

Net loss                            -        -         -       -             -    (2,727,455)  (2,727,455)

Issuance of common stock      650,000    6,500         -       -     1,293,500             -    1,300,000

Stock issued for services         800        8         -       -         3,592             -        3,600

Issuance of Preferred Stock         -        -   134,333    1,343      603,155             -      604,498

Conversion of Common Stock
 to Series A Preferred       (470,000)  (4,700)  208,896    2,090        2,643             -           33

Conversion of convertible
 debt to Series A Preferred         -        -   188,244    1,882      845,216             -      847,098
                            --------- --------   -------  -------  -----------  ------------   ----------
BALANCE, December 31, 2003  2,618,523 $ 26,185   531,473  $ 5,315  $18,936,618  $(19,411,184)  $ (443,066)
                            ========= ========   =======  =======  ===========  ============   ==========





See accompanying notes


                               TRINITY SPRINGS, LTD
                             STATEMENTS OF CASH FLOWS
                       Years ended December 31, 2003 and 2002
---------------------------------------------------------------------------------
                                                         2003            2002
                                                     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                            $ (2,727,455)   $ (2,886,718)
 Adjustments to reconcile net loss to net
   cash used by operating activities
 Depreciation                                             359,601         363,993
 Amortization                                              60,464          56,483
 (Gain) loss on disposal of assets                          1,054            (163)
 Stock issued for professional services                     3,600               -
 Change in operating assets and liabilities
       Accounts receivable                                 33,015        (112,022)
       Inventory                                          (10,298)        101,950
       Prepaid expenses                                    28,770           8,029
       Deposits                                             4,968               -
       Accounts payable                                  (249,019)        201,401
       Accrued expenses                                   (67,348)         60,880
       Interest payable                                   233,292          93,034
                                                     ------------    ------------
  Net cash used by operating activities              $ (2,329,356)   $ (2,113,133)
                                                     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                               (129,362)       (815,008)
  Increase in other assets                                      -         (31,288)
  Proceeds from sale of fixed assets                       20,000             701
                                                     ------------    ------------
  Net cash used by investing activities                  (109,362)       (845,595)
                                                     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                1,300,000          92,504
  Proceeds from issuance of preferred stock               604,531               -
  Principal payments on long-term debt and
    lease obligations                                    (106,541)       (141,016)
  Proceeds from other borrowings                          105,139       3,329,998
                                                     ------------    ------------
  Net cash provided by financing activities             1,903,129       3,281,486
                                                     ------------    ------------

Net increase (decrease) in cash                          (535,589)        322,758
Cash, beginning of year                                   671,748         348,990
                                                     ------------    ------------

Cash, end of year                                    $    136,159    $    671,748
                                                     ============    ============

SUPPLEMENTAL INFORMATION:

   Interest paid                                     $    324,689    $    116,477
   Noncash investing and financing transactions:
       Conversion of debt and accrued interest
          to preferred stock                         $    847,098    $          -
       Conversion of common stock to preferred stock $    470,000    $          -
       Accrued expenses offset by reduction in
          note receivable                            $     75,000    $          -

See accompanying notes

                                     10


TRINITY SPRINGS, LTD
NOTES TO FINANCIAL STATEMENTS
December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Trinity Springs, Ltd., located in Ketchum, Idaho, is principally engaged in the production and distribution of bottled water. Trinity Springs, Ltd. was incorporated in Idaho on December 12, 1990. The Company bottles and markets geothermal spring water primarily through distribution channels directly related to the consumer bottled water market.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk

The Company's bank accounts are insured by federal depository insurance up to $100,000. At various times during the year the bank balance exceeded the insured limit.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. These estimates and assumptions affect the reported amounts and assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Accounts Receivable

The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of those customers. It maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. Credit losses, when realized, have been within the range of the Company's expectations and, historically, have not been significant.

Inventories

Inventories are stated at lower of cost or market on a first in, first out basis. Raw materials totaled $99,560 and $10,922 as of December 31, 2003 and 2002, respectively. Finished goods, including labor and allocable overhead, totaled $199,210 and $277,550 as of December 31, 2003 and 2002, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation has been computed using straight-line method, based on the estimated useful lives of the assets.

Other Assets

Other assets, including software, designs and trademarks, are being amortized on a straight-line basis over the estimated useful life of the related asset.

Stock Based Compensation

The Company accounts for its stock options under Accounting Principles Board
(APB) Opinion No. 25 using the intrinsic value method. The Company has elected not to adopt the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (FAS 123). Compensation cost calculated using FAS 123 assumptions is not considered to be material.

NOTE B - CONVERTIBLE DEBENTURES

Pursuant to the Note Purchase Agreement, dated August 7, 2002 and amended by the First Amendment to the Note Purchase Agreement, dated May 23, 2003, and the Second Amendment to the Note Purchase Agreement, dated October 31, 2003 and the Third Amendment dated December 31, 2003, during 2002 and early 2003, the Company issued Promissory Notes ("Bridge Notes") in the amount of $3,149,998. At December 31, 2003, the balance outstanding was $2,499,998. These Notes carry a variable interest rate equal to the Prime Rate, plus 3% (7% at December 31, 2003). Each Bridge Noteholder received a convertible promissory note (a "Bridge Note") and two warrants. One warrant (each, a "Primary Warrant") is for 50% coverage of the pro rata principal provided by the Bridge Noteholder with a strike price to be set at the time the Bridge Noteholder converts the Bridge Note (or at a base price of $2.50 if the Bridge
Note is not converted as described below). The other warrant (each, a "Secondary Warrant") is for 25% coverage of the pro rata principal with a set strike price of $1.00. The Bridge Notes are secured by the business assets (both real and personal) of the Company (the "Collateral").

Prior to December 31, 2003, all of the outstanding Bridge Notes were purchased by one of the Company's stockholders, pursuant to the terms of a commitment letter dated July 17, 2002, restated August 26, 2003, and amended October 31, 2003 and December 31, 2003, whereby the stockholder guaranteed the purchase of any of the Bridge Notes which were called. Under the terms of the commitment, the stockholder has committed to convert the outstanding principal and accrued interest into Series A preferred shares, first opened on September 29, 2003, at the same price and terms offered in this Series A Offering. The Company has extended the due date for the Notes and required deadline for conversion until March 31, 2004 ("Maturity Date"); however the Company may demand conversion at any time. Upon conversion, the Primary Warrant will be for Shares with a strike price of $4.50 per Share. The strike price of the Secondary Warrant is set at $1.00 per Share. The strike price of the Primary and the Secondary Warrant shall be proportionally adjusted to reflect the issuance of the Share Dividends.

Prior to the Maturity Date of the Bridge Notes, each Bridge Noteholder has the option to convert the outstanding principal and interest accrued under his Bridge Note into Common Stock at the same price and terms offered to the Unit subscribers in the Unit Offering, first opened to stockholders on April 17, 2003. In order to exercise this option to convert to Units, the Bridge Noteholder must give the Company written notice of his intention to exercise ten (10) days prior to the Maturity Date (i.e. on or before March 21, 2004). If a Bridge Noteholder converts as part of the Unit Offering, the Primary Warrant will be for shares of Common Stock with a strike price of $2.00 per share of Common Stock. The Secondary Warrant strike price is set at $1.00 per share of Common Stock.

NOTE C - NOTES PAYABLE

                                                      2003                      2002
                                            -----------------------     -----------------------

                                                            Long                      Long
                                              Current       Term          Current      Term
                                            ----------   ----------     ----------   ----------
Note payable to a stockholder
in monthly installments of $3,600
including interest at 2.5%, through
February, 2005, unsecured                   $   25,040   $    7,613     $        -   $   32,653

Note payable to an individual
in annual installments of $22,802
including interest at 9%, through
February, 2003, secured by real property             -            -          9,480            -

Note payable to an individual
in annual installments of $22,800
including interest at 9%, through
August, 2003, secured by real property               -            -         21,003            -

Note payable to a bank, payable
in annual installments of $49,619
including interest at 9% through
January, 2007, secured by real property         35,320      125,431         35,206      124,665

Note payable to Merrill Lynch
with interest calculated at Libor
plus 1.25%, payable monthly.
Principal payment due November,
2004, secured by personal assets of
a principal stockholder                        776,919            -              -      736,205

Convertible debentures                       2,499,998            -      2,449,998      650,000

Capital leases payable                          70,330        7,691         73,256       67,278
                                            ----------   ----------     ----------   ----------
                Total                       $3,407,607   $  140,735     $2,588,943   $1,610,801
                                            ==========   ==========     ==========   ==========

Maturities of long-term debt, including notes payable, convertible debt and capital lease obligations are as follows:

                          2004    $3,407,607
                          2005        49,285
                          2006        45,361
                          2007        46,089
                                  ----------
                          Total   $3,548,342
                                  ==========

NOTE D - WARRANTS

On January 15, 1998, the Company issued a warrant for the purchase of 75,000 shares to William D. Johnson, then Chairman of the Board of Directors of Trinity Springs, Ltd., in conjunction with the pledge of his personal assets to secure a loan for the Company. The warrant allows the holder to purchase common stock at a price of $7.50 per share and expires on January 15, 2006. In addition, the Company has agreed to grant Mr. Johnson additional warrants in the amount of 43,162 at a strike price of $4.50 if certain conditions relating to the extension of the Merrill Lynch Loan are met.

In February and March of 2002, the Company authorized the issuance of 6,167 stock warrants to investors who provided emergency working capital. The warrants allow the holders to purchase common stock at a price of $16.00 per share and expire March 1, 2007.

On April 17, 2003, the Company opened a rights offering to its stockholders pursuant to the Private Placement Memorandum, dated the same date. On May 31, 2003, this Unit Offering was extended to outside investors. In the Unit Offering, the Company offered Units at $4.00 per Unit. Each Unit consisted of two shares of Common Stock, plus 50% warrant coverage for five years with a strike price of $2.00 per share. A total of $1,300,000 and 325,000 units were issued in the Unit Offering. Under the terms and conditions of a Series A Preferred Offering first opened on September 29, 2003, the Company offered each investor who participated in the Unit Offering, a one-time option to exchange the Units purchased in the Unit Offering, including the warrants, for Series A Preferred Shares at an equivalent subscription value. The Unit investor option expired on October 21, 2003. The total amount converted was $940,000 and 470,000 Unit Shares.

The Company has issued Primary Warrants and Secondary warrants to the Bridge Note Holders, as more fully described in Note B above. These Warrants may be for either Common Stock or Series A Preferred Stock, depending on the conversion options exercised by the Note Holders.

The Company has issued 143,000 Warrants to purchase common stock with a strike price of $2.00 in connection with the conversion of convertible debentures into Series A Preferred shares.

NOTE E - STOCK OPTIONS

The Company adopted a stock option plan on April 18, 1996, which was approved by the stockholders on July 12, 1996, pursuant to which the Company was authorized to grant options to officers, key employees, consultants, advisors or directors of the Company for the purchase of up to 200,000 shares of common stock of the company. On July 28, 1998, the Board amended the Plan to increase the number of shares authorized to 500,000, which was approved by the stockholders on July 23, 1999. On May 13, 2003, the Board amended the Plan to increase the number of shares authorized to 2,000,000, which was approved by the stockholders on May 30, 2003. At December 31, 2003, there are non-statutory options for the purchase of 185,870 shares, and incentive stock options for the purchase of 581,500 shares. The exercise prices of the options range from $2.00 to $6.10 and an option's maximum term is 10 years.

Number of option shares
                                            2003           2002
                                          -------        -------
Beginning of year                         235,370        270,720
       Granted                            572,000              -
       Expired                                  -         35,350
       Outstanding at end of year         807,370        235,370
       Exercisable at end of year         368,703        235,370

NOTE F - INCOME TAXES

The Company has a federal net operating loss carry forward at December 31, 2003 of approximately $18,500,000 available to offset future federal taxable income. The net operating loss carry forwards, if not used, will expire at various dates through the year 2017.

No deferred tax asset has been reported in the 2003 or 2002 financial statements, however, because the Company believes there is at least a 50% chance that the carryforward will expire unused. Accordingly, the tax benefit of the loss carryforward of $6,300,000 and $5,400,000 in 2003 and 2002, respectively, has been offset by a valuation allowance of the same amount. As time passes, management will be able to better assess the amount of tax benefit it will realize from using the carryforward. The expected tax benefit of $927,000 that would result from applying federal statutory tax rates to the pretax loss of $2,727,000 differs from amounts reported in the financial statements because of the increase in the valuation allowance.

NOTE G - PREFERRED STOCK

Holders of preferred shares are entitled to receive a 15% stock dividend compounded annually until the sooner of (i) when the Company has experienced two consecutive quarters of positive cash flow from operations or (ii) five years. There are no dividends in arrears.

The preferred stock can be converted at any time into shares of common stock at the rate of one share preferred to one share common. The preferred stock will automatically convert to common if 1) at least 2/3 of the shares consent to conversion 2) upon the closing of a firmly underwritten public offering, and 3) after the Company achieves four consecutive quarters of positive cash flow from operations.

The preferred stock has a liquidation preference equal to 150% of the original subscription price of the shares which amount shall increase 15% per annum up to 200% of the subscription price. Each share of preferred stock is entitled to vote with common stock on all matters.

NOTE H - SIGNIFICANT CUSTOMERS AND VENDORS

The Company recorded revenue from products provided to customers that exceeded 10 percent of total revenues as follows:

                                         2003            2002
                                       --------        --------
      United Natural Foods, Inc.       $575,666        $437,977
      Natures Best                      542,756         475,240
      Mountain Peoples Warehouse        417,306         302,252

The Company recorded expense from purchases to vendors that exceeded 10 percent of total expenses as follows:

                                          2003            2002
                                       --------        --------
      West Coast Container, Inc.       $705,085        $695,204

NOTE I - SUBSEQUENT EVENTS

On June 17, 2004, the Company agreed to sell the brand name and substantially all of the operating assets (excluding cash and accounts receivable) to a newly formed, wholly-owned subsidiary of AMCON Distributing Company (AMCON) named TSL Acquisition Corp. (TSL). TSL subsequently changed its name to Trinity Springs, Inc.

The selling price consisted of a combination of cash and notes totaling $2.1 million and $3.3 million; respectively, the assumption of approximately $0.2 million of liabilities and the issuance of common stock in Trinity Springs, Inc. representing 15% of ownership that has a fair value of approximately $408,000. In addition, AMCON will pay an annual water royalty equal to the greater of $0.03 per liter of water extracted from the source or 4% of water revenues (as defined by the purchase agreement), subject to a floor of $206,400 for the first year and $288,000 annually thereafter. The Company retains the right to receive any water royalty payment in shares of AMCON stock up to a maximum of 41,666 shares. Should AMCON sell the water royalty, AMCON has guaranteed a termination payment related to the water royalty of $5.0 million.

Subsequent to the sale to AMCON, a minority stockholder group filed a suit against AMCON, TSL and certain Board members to unwind the sale. Management intends to vigorously defend the sale agreement with AMCON. The ultimate outcome of this lawsuit is not known.

Subsequent to year end, the Company changed its name from Trinity Springs, LTD. to Crystal Paradise Holdings, Inc.

                 AMCON Distributing Company and Subsidiaries
                         Pro Forma Financial Data

The accompanying unaudited pro forma balance sheet and statements of operations give effect to the purchase of the geothermal water bottling and nature mineral supplement business and related net assets of Trinity Springs, Ltd. (Trinity). The unaudited pro forma balance sheet is based on the individual historical balance sheets of AMCON and Trinity Springs, Ltd. and has been prepared to reflect the acquisition of Trinity as of March 26, 2004. The unaudited pro forma statements of operations are based on the individual historical statements of AMCON and Trinity Springs, Ltd. and combine the results of operations of AMCON and Trinity Springs, Ltd. for the year ended September 26, 2003 and the six months ended March 26, 2004 as if the acquisition of Trinity's net assets had occurred on October 1, 2002. The pro forma financial data is not necessarily indicative of future results or the results that would have occurred had these transactions actually occurred on the dates specified. It is suggested that this financial data be read in conjunction with the Company's annual report for the years ended September 26, 2003 and 2002, respectively, and the Company's quarterly report for the nine months ended June 25, 2004. The historical financial information for Trinity Springs, Ltd. is as of March 26, 2004, and for the 52 weeks ended September 26, 2003 and the 26 weeks ended March 26, 2004.

The asset acquisition has been recorded on the Company's books using the purchase method of accounting. The estimated purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The Company is in the process of obtaining a valuation of certain assets acquired in the transaction. As a result, the following information summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition based on a preliminary allocation of the purchase price and are subject to refinement.

                 AMCON Distributing Company and Subsidiaries
                                 Pro Forma
                           Combined Balance Sheet
                               March 26, 2004
                                 (Unaudited)

                                            AMCON           Trinity        Pro Forma         Pro Forma
                                          Historical      Historical      Adjustments (A)     Combined
                                         ------------     ----------      ------------      -----------
             ASSETS
Current assets:
 Cash                                     $   445,546     $    69,472     $   430,528      $    945,546
 Available-for-sale investments                92,250               -               -            92,250
 Accounts receivable                       25,982,129         396,183        (191,729)       26,186,583
 Inventories                               28,955,831         333,618         140,032        29,429,481
 Income tax receivable                        944,622               -               -           944,622
 Deferred income taxes                      1,568,476               -               -         1,568,476
 Other                                        623,733               -               -           623,733
                                         ------------     -----------     -----------      ------------
     Total current assets                  58,612,587         799,273         378,831        59,790,691

Fixed assets, net                          16,757,226       2,904,310          59,352        19,720,888
Goodwill                                    6,091,397               -               -         6,091,397
Other intangible assets                    11,535,389               -       7,763,466        19,298,855
Other assets                                1,035,629          90,434         (26,198)        1,099,865
                                         ------------     -----------     -----------      ------------

                                         $ 94,032,228     $ 3,794,017     $ 8,175,451      $106,001,696
                                         ============     ===========     ===========      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                         $16,888,996     $   316,284     $   (52,351)      $17,152,929
 Accrued expenses                           3,952,951               -         666,284         4,619,235
 Accrued wages, salaries
   and bonuses                                933,145          81,024         (81,024)          933,145
 Current liabilities of
   discontinued operations                    122,976               -               -           122,976
 Current portion of
   long-term debt                          10,472,601         893,947        (606,344)       10,760,204
 Current portion of
   subordinated debt                        7,692,666          -               -         7,692,666
 Other current liabilities                          -          49,760         (49,760)                -
                                         ------------     -----------     -----------      ------------
     Total current liabilities             40,063,335       1,341,015        (123,195)       41,281,155
                                         ------------     -----------     -----------      ------------

Deferred income taxes                       1,223,853               -               -         1,223,853
Long-term debt, less
  current portion                          35,479,553          98,408       5,098,703        40,676,664
Subordinated debt, less
  current portion                             976,220               -               -           976,220
Other liabilities                                   -               -       5,146,551         5,146,551

Shareholders' equity:
 Common stock                                  31,692          26,186         (26,186)           31,692
 Preferred stock                                    -          12,864         (12,864)                -
 Additional paid-in capital                 5,998,497      22,326,411     (21,918,425)        6,406,483
 Accumulated other comprehensive income,
   net of tax of ($0.01) million              (14,324)              -               -           (14,324)
 Retained earnings (deficit)               10,273,402     (20,010,867)     20,010,867        10,273,402
                                         ------------     -----------     -----------      ------------
      Total shareholders' equity           16,289,267       2,354,594      (1,946,608)       16,697,253
                                         ------------     -----------     -----------      ------------

                                         $ 94,032,228     $ 3,794,017     $ 8,175,451      $106,001,696
                                         ============     ===========     ===========      ============
-------------------
(A) See components of the pro forma adjustment summarized in the notes to the unaudited pro forma consolidated condensed combined balance sheet.

                                     18


Balance Sheet Pro Forma Adjustments
March 26, 2004

                                                                                               As of
                                                                                              March 26,
Balance sheet component       Note                        Adjustment                            2004
------------------------      ----        ----------------------------------------          ------------

Cash                          [1]         Cash not acquired                                 $    (69,472)
                              [5]         Capital infusion in newly formed subsidiary
                                           in which funds were borrowed from bank                500,000
                                                                                            ------------
                                                                                                 430,528
                                                                                            ------------

Accounts receivable           [1]         Accounts receivable not purchased                    (396,183)
                              [5]         Accounts receivable for funds remaining in escrow     204,454
                                                                                            ------------
                                                                                               (191,729)
                                                                                            ------------

Inventories                   [2]         Step-up inventory to fair value                        140,032
                                                                                            ------------

Fixed assets, net             [3]         Step-up fixed assets to fair value                      59,352
                                                                                            ------------

Other intangible assets       [4]         Customer list purchased                                394,280
                              [4]         Tradename purchased                                  2,123,211
                              [4]         Water rights purchased                               5,245,975
                                                                                            ------------
                                                                                               7,763,466
                                                                                            ------------

Other assets                  [1]         Other assets not purchased                             (26,198)
                                                                                            ------------

Accounts payable              [1]         Accounts payable not assumed                          (316,284)
                              [6]         Payable to former owners for inventory purchased       164,509
                              [4]         Current portion of minimum water royalty                99,424
                                                                                            ------------
                                                                                                 (52,351)
                                                                                            ------------

Accrued expenses              [4]         Transaction costs accrued                              666,284
                                                                                            ------------

Accrued wages, salaries,
  bonuses                     [1]         Liabilities not assumed                                (81,024)
                                                                                            ------------

Current portion of            [1]         Debt not assumed                                      (830,000)
  long-term debt                           Reclass current portion of long-term debt             223,656

                                                                                            ------------
                                                                                                (606,344)
                                                                                            ------------

Other current liabilities     [1]         Liabilities not assumed                                (49,760)
                                                                                            ------------

Long-term debt, less          [1]         Debt not assumed                                        (6,081)
 current portion              [4]         Note payable issued for purchase of fixed assets     2,828,440
                              [4]         Note payable issued for portion of purchase price      500,000
                              [5]         Incremental debt incurred in connection
                                             with purchase                                     2,000,000
                              [4]         Reclass current portion                               (223,656)
                                                                                            ------------
                                                                                               5,098,703
                                                                                            ------------

                                     19



Other liabilities             [4]         Present value of future water royalty payments
                                             and water rights guarantee                        5,146,551
                                                                                            ------------
Common stock                  [1]         Trinity Springs, Ltd common stock
                                             not purchased (net asset purchase)                  (26,186)
                                                                                            ------------

Preferred stock               [1]         Trinity Springs, Ltd preferred stock
                                             not purchased (net asset purchase)                  (12,864)
                                                                                            ------------
Additional paid in capital    [1]         Trinity Springs, Ltd additional paid-in
                                             capital not purchased (net asset purchase)      (22,326,411)
                              [4]         Convertible feature of Trinity Springs, Inc.
                                             minority interest                                   407,986
                                                                                            ------------
                                                                                             (21,918,425)
                                                                                            ------------
Retained earnings             [1]         Trinity Springs, Ltd retained deficit
                                             not purchased (net asset purchase)               20,010,867
                                                                                            ------------

                         AMCON Distributing Company and Subsidiaries
                                      Pro Forma
                             Combined Statement of Income
                       for the six months ended March 26, 2004
                                    (Unaudited)

                                            AMCON         Trinity        Pro Forma          Pro Forma
                                          Historical    Historical(A)   Adjustments (B)      Combined
                                        -------------   ------------   -------------       ------------

Sales                                   $386,454,415    $  1,501,262    $          -       $387,955,677

Cost of sales                            357,785,991       1,152,155               -        358,938,146
                                        ------------    ------------    ------------       ------------
     Gross profit                         28,668,424         349,107               -         29,017,531

Selling, general and administrative
 expenses                                 27,382,204       1,475,158               -         28,857,362
Depreciation and amortization              1,128,450         223,889          49,087          1,401,426
                                        ------------    ------------    ------------       ------------

     Income (loss) from operations           157,770      (1,349,940)        (49,087)        (1,241,257)
                                        ------------    ------------    ------------       ------------

Other expense (income):
 Interest expense                          1,603,141         179,975          73,943          1,857,059
 Other income, net                          (446,866)              -               -           (446,866)
                                        ------------    ------------    ------------       ------------
Income (loss) before income taxes           (998,505)     (1,529,915)       (123,030)        (2,651,450)

Income tax expense (benefit)                (411,000)              -        (628,000)        (1,039,000)
                                        ------------    ------------    ------------       ------------

Net income (loss)                       $   (587,505)   $ (1,529,915)   $    504,970       $ (1,612,450)
                                        ============    ============    ============       ============

Earnings (loss) per common and common
 equivalent share attributable
 to common shareholders:

   Basic                                $      (1.11)                                      $      (3.05)
                                        ============                                       ============

   Diluted                              $      (1.11)                                      $      (3.05)
                                        ============                                       ============

Weighted average shares outstanding:

   Basic                                     528,179                                            528,179
                                        ============                                       ============

   Diluted                                   528,179                                            528,179
                                        ============                                       ============
-------------------

(A) Trinity Springs, Ltd. financial information for the six months ended March 26, 2004 includes the operating results for the three months of October 2003 through December 2003, representing sales and pre-tax loss of $545,273 and $(930,232), respectively.  The activity for this three month period is also included in
Trinity Springs, Ltd. historical information included in Item 2 for the year ended December 31, 2003.

(B) See components of the pro forma adjustments summarized in the notes to the unaudited pro forma consolidated condensed combined statements of operations.


                      AMCON Distributing Company and Subsidiaries
                                      Pro Forma
                             Combined Statement of Income
                        for the year ended September 26, 2003
                                    (Unaudited)


                                            AMCON         Trinity        Pro Forma          Pro Forma
                                          Historical    Historical(A)   Adjustments (B)      Combined
                                        -------------   ------------   -------------       ------------

Sales                                   $772,135,351    $  3,326,799   $           -      $ 775,462,150

Cost of sales                            711,974,154       2,484,112          77,832        714,536,098
                                        ------------    ------------    ------------       ------------
     Gross profit                         60,161,197         842,687         (77,832)         60,926,052

Selling, general and administrative
 expenses                                 53,049,723       2,896,774          -         55,946,497
Depreciation and amortization              2,284,608         415,484          98,173          2,798,265
                                        ------------    ------------    ------------       ------------

     Income (loss) from operations         4,826,866      (2,469,571)       (176,005)         2,181,290
                                        ------------    ------------    ------------       ------------

Other expense (income):
 Interest expense                          3,269,777         305,902         208,796     3,784,475
 Other (income) expense, net                 (98,384)              -               -            (98,384)
                                        ------------    ------------    ------------       ------------
Income (loss) before income taxes          1,655,473      (2,775,473)       (384,801)        (1,504,801)

Income tax expense (benefit)                 629,000               -      (1,201,000)          (572,000)
                                        ------------    ------------    ------------       ------------

Net income (loss)                       $  1,026,473    $ (2,775,473)        816,199           (932,801)
                                        ============    ============    ============       ============

Earnings (loss) per common and common
 equivalent share attributable
 to common shareholders:

   Basic                                $       1.95                                       $      (1.77)
                                        ============                                       ============

   Diluted                              $       1.91                                       $      (1.77)
                                        ============                                       ============

Weighted average shares outstanding:

   Basic                                     527,699                                            527,699
                                        ============                                       ============

   Diluted                                   537,042                                            527,699
                                        ============                                       ============

-------------------

(A) Trinity Springs, Ltd. financial information for the six months ended March 26, 2004 includes the operating results for the three month of October 2003 through December 2003, representing sales and pre-tax loss of $545,273 and $(930,232), respectively.  The activity for this three month period is also included in
Trinity Springs, Ltd. historical information included in Item 2 for the year ended December 31, 2003.

(B) See components of the pro forma adjustments summarized in the notes to the unaudited pro forma consolidated condensed combined statements of operations.



                  AMCON Distributing Company and Subsidiaries
             Combined Statement of Operations Pro Forma Adjustments
                   For the six months ended March 26, 2004 and
                     for the year ended September 26, 2003
                               (Unaudited)

                                                                                 For the         For the
                                                                                six months         year
                                                                                  ended            ended
Statement of Operations                                                          March 26,     September 26,
Component                       Note            Adjustment                         2004            2003
-----------------------------   ----    ------------------------------------    ------------   ------------
Cost of sales               [1]    Write up of finished goods inventory    $          -   $     77,832
                                                                                 ------------   -----------

Depreciation and amortization    [2]    Amortization of purchased customer list        39,428        78,856

                                 [3]    Depreciation on step up of fixed assets         9,659        19,317
                                                                                 ------------   -----------
                                                                                       49,087        98,173
                                                                                 ------------   -----------

Interest expense                 [4]    Trinity Springs, Ltd. historical           (174,975)    (295,902)
                                          interest expense

                                 [5]    Interest expense on bank debt
                                          incurred to purchase Trinity Springs,
                                          Ltd. assets                                  40,000        80,000


                                 [6]    Interest expense on the notes issued
                                          in connection with purchase of net           76,416       161,342
                                          assets

                                 [7]    Interest expense in connection with
                                          minimum water royalty and water
                                          rights guarantee                            132,502       263,356
                                                                                 ------------   -----------
                                                                                       73,943       208,796
                                                                                 ------------   -----------

Pre-tax income (loss) impact                                                         (123,030)     (384,801)

                                 [8]    To adjust tax expense for the net pro
                                          forma adjustments and the combined
                                          pro forma results                          (628,000)   (1,201,000)
                                                                                  -----------   -----------

Net income (loss) impact of pro forma adjustments                                $    504,970  $    816,199
                                                                                  ===========   ===========


                         AMCON Distributing Company

Notes to Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet:

[1] To eliminate Trinity Springs, Ltd. assets, liabilities and equity
    (purchase of net assets as opposed to stock) not purchased or assumed under the Asset Purchase Agreement.

[2] To record purchased inventory at its estimated fair value, represented by its selling price, less costs of disposal and estimate selling profit.

[3] To record fixed assets at its estimated fair value.

[4] In purchasing the net assets of Trinity Springs, Ltd., AMCON recorded the following preliminary purchase price allocation:

    Assets:
    Cash for equity infusion                          $    500,000
    Accounts receivable for funds in escrow                204,454
    Inventory                                              473,650
    Prepaid expenses and deposits                           64,236
    Fixed assets                                         2,963,662
    Customer list                                          394,280
    Water rights                                         5,245,975
    Tradename                                            2,123,211
                                                      ------------
                                                      $ 11,969,468
                                                      ============
    Liabilities/Equity:
    Notes payable issued to former shareholders'      $  3,328,440
    Incremental debt incurred to fund transaction        2,000,000
    Accrued expenses for transaction costs                 666,284
    Payable to former shareholders'                        164,509
    Capital lease and debt obligations assumed             156,274
    Water rights liability                               5,245,975
    Adjustment to paid-in capital resulting from
     convertible feature of minority interest in
     Trinity Springs, Inc.                                 407,986
                                                       -----------
                                                      $ 11,969,468
                                                       ===========

The purchase price was paid through a combination of $2,166,284 million in cash, $3,328,440 million in notes which were issued by Trinity Springs, Inc. and guaranteed by AMCON; the assumption of $156,275 of liabilities and the issuance of common stock representing 15% ownership Trinity Springs, Inc. The Trinity Springs, Inc. stock is convertible into 16,666 shares of AMCON common stock at the option of the Seller which had a fair value of $407,986.
Included in the $2,166,284 paid in cash are transaction costs totaling $666,284 that were incurred to complete the acquisition and consist primarily of fees and expenses for attorneys and investment bankers. In addition, Trinity Springs, Inc. will pay an annual water royalty to the Seller in perpetuity in an amount equal to the greater of $0.03 per liter of water extracted from the source or 4% of water revenues (as defined by the purchase agreement) which is guaranteed by AMCON up to a maximum of $5 million, subject to a floor of $206,400 for the first year and $288,000 annually thereafter. The Company has recorded a $5,245,975 ($99,424 current, $5,146,551 long-term) liability for the present value the $2.8 million future minimum water royalty payments and the $5.0 million cancellation payment related to water rights as discussed below.

The promissory notes referred to above and the water royalty are secured by a first priority security and mortgage on the acquired assets, other than inventory and accounts receivable. The Seller retains the right to receive any water royalty payment for the first five years in shares of AMCON common stock up to a maximum of 41,666 shares. The water royalty can be cancelled after ten years have elapsed following the closing of the sale of assets of Trinity Springs, Inc., if the business of Trinity Springs, Inc. is sold to an unaffiliated third party, in which case the Seller would be entitled to receive the appraised fair market value of the water royalty but not less than $5 million. The Company's Chairman has in turn guaranteed AMCON for these payments as well as the promissory notes referred to above. In order to facilitate the transaction, AMCON completed a $2.5 million private placement of Series A Convertible Preferred Stock representing 100,000 shares at $25 per share.

[5] To fund the purchase AMCON borrowed $2,000,000 from its line of credit.
    AMCON lent $1,500,000 to Trinity Springs, Inc. and infused $500,000 as equity. Of the $1,500,000 lent to Trinity Springs, $204,454 was placed in escrow and will be returned to Trinity Springs and as such is recorded here as a pro forma receivable.

[6] As part of the acquisition of Trinity Springs, Ltd. AMCON acquired 100% of its inventory. However, at the date of acquisition, AMCON only paid a percentage of the inventory at the closing date. The remainder of $165,508 represents the difference between the estimated fair value of the inventory and the amount paid at the date of closing. This has been recorded as accounts payable and will be paid to the Trinity Springs, Ltd. shareholders.

Notes to Unaudited Pro Forma Consolidated Condensed Combined Statements of
Operations:

[1] To record pro forma cost of sales associated with the write-up of finished goods on hand when the acquisition was consummated.

[2] To record pro forma amortization on the customer list of $394,280 for the six months ended March 26, 2004 and the year ended September 26, 2003 of $39,428 and $78,856, respectively.

[3] To record pro forma depreciation expense on the $135,222 step-up of fixed assets of $9,659 and $19,317 for the six months ended March 26, 2004 and September 26, 2003, respectively.

[4] To eliminate 100% of Trinity Springs, Ltd. interest expense with the exception of the interest incurred on debt that was assumed by AMCON.

[5] To record the incremental debt incurred to purchase the net assets of Trinity Springs, Ltd. Pro forma interest expense on the incremental debt at 4.0% for the six months ended March 26, 2004 and the year ended September 26, 2003 is $40,000 and $80,000, respectively.

[6] To record interest expense on notes issued in connection with the acquisition.

[7] To record interest expense associated with the $5.2 million liability recorded in purchase accounting representing the present value of the $2.8 million future minimum water royalty payments and the $5.0 million cancellation payment related to water rights.

[8] The net impact of the pro forma adjustments have been tax-effected at the Company's historical effective tax rate of 38%. Due to the fact that Trinity Springs, Ltd. had unused federal net operating losses where there was at least a 50% chance that they would expire unused, no income tax expense (benefit) was recorded in its historical results for the six months ended March 26, 2004 or for the year ended September 26, 2003. Accordingly, the pro forma tax adjustments include amounts to tax-effect the pro forma consolidated condensed combined pre-tax results for the six months ended March 26, 2004 and the year ended September 26, 2003 at the Company's effective tax rate of 38%.

EXHIBIT INDEX
--------------

     EXHIBIT   DESCRIPTION

        2.8 Asset Purchase Agreement, dated April 24, 2004, between TSL Acquisition Corp., AMCON Distributing Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 2.8 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

        2.9 First Amendment to Asset Purchase Agreement dated June 17, 2004 between TSL Acquisition Corp., AMCON Distributing Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 2.9 of AMCON's Quarterly Report on Form 10-Q filed on August 9,
               2004)

       10.15 Promissory Note ($2,828,440), dated as of June 17, 2004 between the Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 10.15 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

       10.16 Promissory Note ($500,000), dated as of June 17, 2004 between the Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 10.16 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)


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       10.17   Security Agreement, dated June 17, 2004 by and between TSL
               Acquisition Corp., AMCON Distributing Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 10.17 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

       10.18 Shareholders Agreement, dated June 17,2004, by and between TSL Acquisition Corp, AMCON Distributing Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 10.18 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

       10.19 Guaranty and Suretyship Agreement, dated June 17, 2004, by and between AMCON Distributing Company and Trinity Springs, Ltd. (incorporated by reference to Exhibit 10.19 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

       10.20 Mortgage, dated June 17, 2004, by and between TSL Acquisition Corp., AMCON Distributing Company and Trinity Springs, Ltd.(incorporated by reference to Exhibit 10.20 of AMCON's Quarterly Report on Form 10-Q filed on August 9, 2004)

       99.1 Press release, dated June 17, 2004, issued by AMCON Distributing Company (incorporated by reference to AMCON's Current Report on Form 8-K filed on June 18, 2004)






                              SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    August 31, 2004        By :     /s/ Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President & Chief Financial
                                           Officer





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